NEWS RELEASE

OppFi Provides Business Update, Announces Participation in the ThinkEquity Conference, and Schedules Third Quarter 2023 Earnings Conference Call

10/18/2023

CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI; OPFI WS) ("OppFi" or the "Company"), a mission-driven fintech platform that helps everyday Americans gain access to credit with digital specialty finance products, today provided a business update, announced its participation in the ThinkEquity Conference, and scheduled its third quarter 2023 earnings conference call for after the market-close on Thursday, November 9, 2023.

Business Update

"We are very pleased with our preliminary third quarter results, including earnings that significantly beat the analyst consensus estimate," said Todd Schwartz, Chief Executive Officer and Executive Chairman of OppFi. "We are excited to share final results after the market-close on November 9th, when we expect to raise full-year earnings guidance for the third time this year."

"Solid revenue growth year over year was driven by higher quality originations and stronger customer payment activity, while earnings rebounded with improved credit performance and expense leverage year over year," continued Schwartz. "The net charge-off rate decreased as a percentage of total revenue year over year, led by adjustments and enhancements to credit models. These preliminary results are a testament to OppFi's commitment to delivering value to customers and shareholders."

ThinkEquity Conference

1

OppFi will participate in the ThinkEquity Conference on October 19, 2023, at the Mandarin Oriental, New York. Todd Schwartz and Pam Johnson, Chief Financial Officer, will present at 10:00 a.m. ET. The webcast of the presentation will be available on the Investor Relations section of OppFi's website.

Third Quarter 2023 Conference Call

The Company will report financial results for the third quarter 2023 after the market-close on Thursday, November 9, 2023. Management will host a conference call at 4:30 p.m. ET to discuss the financial results and business outlook. The webcast of the conference call will be available on the Investor Relations section of OppFi's website. Investors may pre-submit questions by emailing **investors@oppfi.com**.

The conference call can also be accessed with the following dial-in information:

Domestic: (877) 300-8521

International: (412) 317-6026

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI; OPFI WS) is a mission-driven fintech platform that helps everyday Americans gain access to credit with digital specialty finance products. Through its unwavering commitment to customer service, the Company supports consumers, who are turned away by mainstream options, to build better financial health. **OppLoans** by OppFi maintains a 4.5/5.0 star rating on Trustpilot with more than 4,000 reviews, making the Company one of the top consumer-rated financial platforms online. For more information, please visit **oppfi.com**.

Financial Disclosure Advisory

OppFi has not yet completed its reporting process for its third quarter 2023 ended September 30, 2023. The results presented herein are preliminary and approximate and are based on its reasonable estimates and the information available to it at this time. As such, OppFi's actual results may vary materially from the preliminary results presented herein and will not be finalized until OppFi reports its final results for its third quarter 2023 after the completion of its normal quarter-end accounting procedures. In addition, any statements regarding OppFi's estimated financial performance for the third quarter 2023 do not present all information necessary for an understanding of OppFi's financial condition and results of operations as of and for the three months ended, and

2

nine months ended, September 30, 2023.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, projections of OppFi's future financial performance, including OppFi's expectations with respect to its third quarter 2023 results and full year 2023 guidance, the future performance of OppFi's platform, and expectations for OppFi's growth. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi's business; the impact of challenging macroeconomic and marketplace conditions, including lingering effects of COVID-19 on OppFi's business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to the material weakness in OppFi's internal controls over financial reporting; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi's financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange

3

Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to re�ect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Investor Relations: investors@opp�.com Media Relations: media@opp�.com Source: OppFi 4